Exhibit 99.1

iCAD REPORTS FINANCIAL RESULTS FOR THIRD QUARTER AND NINE MONTHS ENDED

SEPTEMBER 30, 2020

Achieved Sequential Revenue Growth of 28% in Third Quarter of 2020, Driven by Detection

Product and Therapy Product Revenue Growth of 44% and 251%, Respectively

Net Loss Improved by $1.2 million to $1.8 million in the Third Quarter of 2020 as Compared to

$3.0 million in the Third Quarter of 2019

New AI Offering Expands Focus from Current Age Based Detection to 2 Year Risk Assessment and Personalized Screening Regimen

New Partnership Agreement Enhances Commercial Access to Enterprise and Integrated

Delivery Systems

Conference Call Today at 4:30 p.m. ET

NASHUA, N.H. – November 5, 2020 – iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today reported its financial and operating results for the three and nine months ended September 30, 2020.

Recent Highlights:

•

ProFound AI Risk, the first and only commercially available clinical decision support tool providing accurate two-year breast cancer risk estimation personalized for each woman, currently available on an introductory basis for 2D mammography in the U.S. and Europe

•	Data published recently in the peer-reviewed journal, Radiology, showed that our technology significantly outperformed existing breast cancer risk models

•

Signed distribution agreement with Change Healthcare, a leading independent healthcare technology company focused on insights, innovation and accelerating the transformation of the U.S. healthcare system, that will expand access to ProFound AI™ for more hospitals and imaging centers across North America

•

Presented updated positive clinical data for Xoft® Brain IORT demonstrating significant improvement in overall survival and local progression-free survival in patients with recurrent GBM treated with Xoft versus patients treated with external beam radiation therapy and systemic therapy

•	Cash balance of $22.6 million at the end of the third quarter of 2020

“Our third quarter 2020 total revenue of $7.1 million represented sequential growth of 28 percent as compared to the second quarter and we achieved over 44% sequential growth in AI product revenue in the third quarter, as ProFound AI continues to gain traction in the market. Further, we demonstrated sequential growth of over 250% in Xoft product revenue during the third quarter. Our third quarter revenue growth was achieved while holding operating expenses essentially flat on a sequential basis, and we reduced our net loss to $1.8 million which is an improvement of $0.6 million on a sequential basis and $1.2 million as compared to the third quarter of 2019,” said Mike Klein, Chairman and CEO.

“Looking ahead, we are extremely excited about the commercial potential of ProFound AI Risk, a first-in-kind solution that provides crucial data about patients’ individual risk of developing breast cancer between screenings and empowers clinicians to truly personalize patient care,” continued Mr. Klein. “ProFound AI Risk is currently available on an introductory basis for 2D mammography and we expect will subsequently be available for the rapidly growing 3D mammography market. We were also thrilled to announce our recent distribution agreement with Change Healthcare, which will provide more seamless on-demand AI access, significant clinical utility, and an anywhere, anytime pay-per-use recurring revenue solution with even greater revenue predictability in the future. Enterprise imaging partners, like Change, will be an increasingly potent distribution channel for iCAD, and a complement to both our direct sales and our OEM-channel partners.”

“Based on the encouraging data generated to date that show the feasibility of Xoft to treat recurrent glioblastomas, we intend to initiate a Phase 2 clinical trial in this high-value indication by year-end. This multi-center study will enroll 80-100 patients over an approximately two-year period, with early progression-free survival data potentially available in one year,” concluded Mr. Klein.

Third quarter 2020 Financial Results

Revenue: Cancer Detection revenue for the third quarter of 2020, which includes the Company’s mammography and breast density products, and the associated service and supplies revenue, decreased by approximately $0.8 million, or 13%, as compared to the third quarter of 2019. Therapy revenue for the third quarter of 2020, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, increased by $0.1 million, or 4%, as compared to the third quarter of 2019.

Total Detection and Therapy revenue for the third quarter of 2020 was $7.1 million, a decrease of $0.7 million, or 9%, compared to the third quarter of 2019, reflecting a 12% decrease in product revenue, and a 4% decrease in service and supplies revenue.

In $000’s
	Three months ended September 30,
	2020	2019	$ Change	% Change
Product revenue	$4,538	$5,156	$(618)	(12)%
Service and supplies revenue	2,591	2,701	(110)	(4)%

Total Revenue	$7,129	$7,857	$(728)	(9)%

In $000’s
	Three months ended September 30,
	2020	2019	$ Change	% Change
Detection revenue
Product revenue	$3,889	$4,749	$(860)	(18)%
Service and supplies revenue	1,402	1,338	64	5%

Detection Revenue	$5,291	$6,087	$(796)	(13)%

Therapy revenue
Product revenue	$649	$407	$242	59%
Service and supplies revenue	1,189	1,363	(174)	(13)%

Therapy Revenue	$1,838	$1,770	$68	4%

Total Revenue	$7,129	$7,857	$(728)	(9)%

Gross Profit: Gross profit for the third quarter of 2020 was $5.0 million, or 70% of revenue, as compared to $6.1 million, or 77% of revenue, in the third quarter of 2019.

Operating Expenses: Total operating expenses for the third quarter of 2020 were $6.7 million, a $1.3 million, or 16%, decrease from $8.0 million in the third quarter of 2019. The decrease was driven by expense controls implemented during the second quarter.

GAAP Net Loss: Net loss for the third quarter of 2020 was ($1.8) million, or ($0.08) per diluted share, compared with a net loss of ($3.0) million, or ($0.15) per diluted share, for the third quarter of 2019.

Non-GAAP Adjusted Net loss: Non-GAAP adjusted net loss, a non-GAAP financial measure as defined below, for the third quarter of 2020 was ($1.7) million, or ($0.07) per diluted share, as compared to a non-GAAP adjusted net loss of ($2.0) million, or ($0.10) per diluted share, for the third quarter of 2019. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the three-month periods ended September 30, 2020 and 2019, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, for the third quarter of 2020 was a loss of ($1.0) million, a $0.4 million decrease compared to the third quarter 2019 non-GAAP adjusted EBITDA loss of ($1.4) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended September 30, 2020 and 2019, respectively.

Nine months ended September 30, 2020 Financial Results

Revenue: Total Detection and Therapy revenue for the nine months ended September 30, 2020 was $19.2 million, a decrease of $2.7 million, or 12%, compared to the same period of 2019, reflecting a 16% decrease in product revenue, and a 7% decrease in service and supplies revenue.

In $000’s
	Nine months ended September 30,
	2020	2019	$ Change	% Change
Product revenue	$11,220	$13,331	$(2,111)	(16)%
Service revenue	8,027	8,628	(601)	(7)%

Total Revenue	$19,247	$21,959	$(2,712)	(12)%

Cancer Detection revenue for the nine months ended September 30, 2020, which includes the Company’s mammography and breast density products, and the associated service and supplies revenue, decreased by approximately $1.6 million, or 10%, as compared to the same period of 2019. Therapy revenue for the nine months ended September 30, 2020, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, decreased by $1.1 million, or 17%, as compared to the same period of 2019.

In $000’s
	Nine months ended September 30,
	2020	2019	$ Change	% Change
Detection revenue
Product revenue	$9,691	$11,347	$(1,656)	(15)%
Service revenue	4,194	4,117	77	2%

Detection Revenue	$13,885	$15,464	$(1,579)	(10)%

Therapy revenue
Product revenue	$1,529	$1,984	$(455)	(23)%
Service revenue	3,833	4,511	(678)	(15)%

Therapy Revenue	$5,362	$6,495	$(1,133)	(17)%

Total Revenue	$19,247	$21,959	$(2,712)	(12)%

Gross Profit: Gross profit for the nine months ended September 30, 2020 was $13.9 million, or 72% of revenue, as compared to $17.1 million, or 77% of revenue, in the same period of 2019.

Operating Expenses: Total operating expenses for the nine months ended September 30, 2020 were $21.8 million, a $0.3 million, or 1%, increase from $21.5 million in the same period of 2019. The increase was driven by increases in marketing and G&A expense during the first quarter of 2020, offset by decreases in the second and third quarters as a result of expense controls implemented during the second and third quarters of 2020.

GAAP Net Loss: Net loss for the nine months ended September 30, 2020 was ($16.0) million, or ($0.73) per diluted share, compared with a net loss of ($10.2) million, or ($0.57) per diluted share, for the same period of 2019.

Non-GAAP Adjusted Net loss: Non-GAAP adjusted net loss, a non-GAAP financial measure as defined below, for the nine months ended September 30, 2020 was ($8.1) million, or ($0.37) per diluted share, as compared to a Non-GAAP adjusted net loss of ($4.7) million, or ($0.27) per diluted share, for the same period of 2019. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the nine month periods ended September 30, 2020 and 2019, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, for the first nine months of 2020 was a loss of ($4.8) million, a $1.8 million increase compared to the third quarter 2019 non-GAAP adjusted EBITDA loss of ($3.0) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the nine month periods ended September 30, 2020 and 2019, respectively.

Cash and Cash Equivalents: As of September 30, 2020, the Company had cash and cash equivalents of $22.6 million, compared to cash and cash equivalents of $15.3 million at December 31, 2019. In April 2020, the Company closed a registered direct offering for net proceeds of approximately $12.3 million.

Conference Call

Thursday November 5th @ 4:30pmET

Domestic:	800-908-8386
International:	212-231-2909
Conference ID:	21971485
Webcast:	http://public.viavid.com/index.php?id=142233

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For example, when the Company discusses the potential of ProFound AI Risk and its relationship with Change Healthcare, the benefits of the Company’s products, and clinical plans and updates, it is using forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, increase sales and acceptance of products, adoption by CMS of a new payment model, and that such model will prove beneficial to the Company, which is not assured, implement expansion plans, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, to successfully defend itself in litigation matters, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; the effects of a global pandemic, and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

Media Inquiries:

Amy Cook, iCAD

+1-925-200-2125

acook@icadmed.com

Investor Relations:

Jeremy Feffer, LifeSci Advisors

+ 1-212-915-2568

jeremy@lifesciadvisors.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	September 30th	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$22,633	$15,313
Trade accounts receivable, net of allowance for doubtful accounts of $216 in 2020 and $136 in 2019	8,376	9,819
Inventory, net	3,146	2,611
Prepaid expenses and other current assets	1,662	1,453

Total current assets	35,817	29,196

Property and equipment, net of accumulated depreciation of $6,716 in 2020 and $6,510 in 2019	620	551
Operating lease assets	1,945	2,406
Other assets	101	50
Intangible assets, net of accumulated amortization of $8,418 in 2020 and $8,186 in 2019	962	1,183
Goodwill	8,362	8,362

Total assets	$47,807	$41,748

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,084	$1,990
Accrued and other expenses	4,679	6,590
Notes payable—current portion	994	4,250
Lease payable—current portion	822	758
Deferred revenue	5,644	5,248

Total current liabilities	14,223	18,836

Notes payable, long-term portion	6,729	2,003
Convertible debentures payable to non-related parties, at fair value	—	12,409
Convertible debentures payable to related parties, at fair value	—	1,233
Lease payable—long-term portion	1,287	1,837
Deferred revenue, long-term portion	219	356
Deferred tax	4	3

Total Liabilities	22,462	36,677

Stockholders’ Equity:
Preferred stock, $ 0.01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $0.01 par value: authorized 30,000,000 shares; issued 23,155,482 in 2020 and 19,546,151 in 2019 outstanding 22,969,651 in 2020 and 19,360,320 in 2019.	231	196
Additional paid-in capital	266,861	230,615
Accumulated deficit	(240,332)	(224,325)
Treasury stock at cost, 185,831 shares in 2020 and 2019	(1,415)	(1,415)

Total Stockholders’ Equity	25,345	5,071

Total Liabilities and Stockholders’ Equity	$47,807	$41,748

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Products	$4,538	$5,156	$11,220	$13,331
Service and supplies	2,591	2,701	8,027	8,628

Total revenue	7,129	7,857	19,247	21,959
Cost of revenue:
Products	1,345	809	2,899	2,134
Service and supplies	667	891	2,169	2,466
Amortization and depreciation	92	103	287	297

Total cost of revenue	2,104	1,803	5,355	4,897

Gross profit	5,025	6,054	13,892	17,062

Operating expenses:
Engineering and product development	1,849	2,485	5,938	6,751
Marketing and sales	2,979	3,588	9,218	9,281
General and administrative	1,834	1,872	6,476	5,276
Amortization and depreciation	52	69	153	206

Total operating expenses	6,714	8,014	21,785	21,514

Loss from operations	(1,689)	(1,960)	(7,893)	(4,452)
Interest expense	(115)	(193)	(360)	(604)
Loss on fair value of convertible debentures	—	(900)	(7,464)	(5,340)
Loss on extinguishment of debt	—	—	(341)	—
Other income	10	103	85	226

Other expense, net	(105)	(990)	(8,080)	(5,718)
Loss before income tax expense	(1,794)	(2,950)	(15,973)	(10,170)

Tax expense	(3)	(6)	(34)	(33)

Net loss and comprehensive loss	$(1,797)	$(2,956)	$(16,007)	$(10,203)

Net loss per share:
Basic	$(0.08)	$(0.15)	$(0.73)	$(0.57)

Diluted	$(0.08)	$(0.15)	$(0.73)	$(0.57)

Weighted average number of shares used in computing loss per share:
Basic	23,173	19,284	21,827	18,049

Diluted	23,173	19,284	21,827	18,049

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the nine months ended September 30,
	2020	2019
Cash flow from operating activities:
Net loss	$(16,007)	$(10,203)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	234	283
Depreciation	206	220
Bad debt provision	80	62
Stock-based compensation expense	2,542	856
Amortization of debt discount and debt costs	65	109
Change in fair value of convertible debentures	7,464	5,340
Deferred tax	1	—
Loss on extinguishment of debt	341	—
Changes in operating assets and liabilities
Accounts receivable	1,151	(1,672)
Inventory	(535)	(800)
Prepaid and other current assets	69	165
Accounts payable	96	101
Accrued expenses	(2,322)	837
Deferred revenue	532	(70)

Total adjustments	9,924	5,431

Net cash used for operating activities	(6,083)	(4,772)

Cash flow from investing activities:
Additions to patents, technology and other	(11)	(8)
Additions to property and equipment	(275)	(211)

Net cash (used for) provided by investing activities	(286)	(219)

Cash flow from financing activities:
Issuance of common stock pursuant to stock option plans	415	1,396
Issuance of common stock pursuant to Employee Stock Purchase Plan	209	—
Taxes paid related to restricted stock issuance	(225)	(106)
Principal payments of capital lease obligations	—	(10)
Principal repayment of debt financing	(4,638)	(1,400)
Proceeds from Line of Credit	775	1,000
Repayment to Line of Credit	(2,000)	—
Proceeds from debt financing	6,957	—
Debt issuance costs	22	—
Proceeds from issuance of common stock, net	12,174	9,353

Net cash provided by (used for) financing activities	13,689	10,233

Increase in cash and equivalents	7,320	5,242
Cash and equivalents, beginning of period	15,313	12,185

Cash and equivalents, end of period	$22,633	$17,427

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on capital leases and interest on the convertible debentures from its non-GAAP Adjusted EBITDA calculation.

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•

Severance and furlough relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance and furlough costs from operating results provides investors with a better means for measuring current Company performance.

•

Loss on fair value of convertible debentures. The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

•

Acquisition related: relates to professional service fees associated with acquisitions. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

•

Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

On occasion in the future, there may be other items, such as loss on extinguishment of debt, the Cares tax credit, significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited)

(In thousands except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP Net Loss	$(1,797)	$(2,956)	$(16,007)	$(10,203)
Interest Expense	115	193	360	604
Other income	(10)	(103)	(85)	(226)
Stock Compensation	465	340	2,542	856
Depreciation	64	78	207	220
Amortization	80	94	234	283
Tax expense	3	6	34	33
Severance and Furlough	76	15	189	48
Cares Credit	—	—	(283)	—
Loss on extinguishment of debt	—	—	341	—
Loss of fair value of convertble debentures	—	900	7,464	5,340
Litigation related	18	11	218	88

Non-GAAP Adjusted EBITDA	$(986)	$(1,422)	$(4,786)	$(2,957)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP Net Loss	$(1,797)	$(2,956)	$(16,007)	$(10,203)
Adjustments to Net Loss:
Severance and Furlough	76	15	189	48
Cares Credit	—	—	(283)	—
Loss from extinguishment of debt	—	—	341	—
Litigation related	18	11	189	88
Loss of fair value of convertble debentures	—	900	7,464	5,340

Non-GAAP Adjusted Net Loss	$(1,703)	$(2,030)	$(8,107)	$(4,727)

Net Loss per share
GAAP Net Loss per share	$(0.08)	$(0.15)	$(0.73)	$(0.57)
Adjustments to Net Loss (as detailed above)	—	0.05	0.36	0.30

Non-GAAP Adjusted Net Loss per share	$(0.08)	$(0.10)	$(0.37)	$(0.27)